EXHIBIT

                                                      10.53

EMPLOYMENT AGREEMENT

         Employment Agreement ("Agreement"), dated as of February
9, 1998 by and between STAFF BUILDERS INC., a New York
Corporation ("Staff Builders" or the "Corporation"), and DALE
R. CLIFT who resides at 2940 South Tamarac St., Denver,
Colorado 80231 ("Executive").

         WHEREAS, Staff Builders wishes to secure the services of the Executive on the terms and conditions set forth below;
and

         WHEREAS, the Executive is willing to accept employment with Staff Builders on such terms and conditions.

         NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders and the Executive do hereby agree as follows:

         1.      EMPLOYMENT.  Staff Builders will employ the
Executive as Executive Vice President-Finance & Chief
Financial Officer, in accordance with the terms and provisions of this Agreement.

         2. DUTIES. The Executive shall be responsible for all financial aspects of the Corporation and its affiliates and subsidiaries, as directed by the CEO. The Executive shall report directly to the Chief Executive Officer of the Corporation or such other officer of the Corporation as the Board of Directors may from time to time designate. The
Executive shall devote his full business time, attention and skill to the performance of his duties hereunder and to the advancement of the business and interests of Staff Builders.

         3. TERM. This Agreement shall be effective upon execution by Staff Builders and the Executive, and shall remain in effect until February 8, 2001, unless terminated earlier pursuant to the terms hereof.

         4.      COMPENSATION.
                 Salary.  The Executive shall be paid a salary of
                      $225,000 per annum during the term hereof,
                      payable in weekly installments. The Executive's salary will be reviewed by Staff Builders on March 1, 1999 and March 1, 2000.
                 Benefits.  The Executive shall be eligible to
                      receive and participate in all health, medical or other insurance benefits which Staff Builders provides or makes available to its employees.
                      The Executive may enroll in the Staff Builders health program effective upon the first date of employment.
                 Expenses.  Staff Builders shall reimburse the
                      Executive for all reasonable and necessary
                      expenses upon submission by the Executive of
                      receipts, accounts or such other documents
                      reasonably requested by Staff Builders.
                 Relocation Expenses.   Staff Builders will
                      reimburse the Executive for relocation expenses incurred during the first six (6) months of employment directly related to the Executive's move to the Long Island area. Reimbursable expenses will include: packing and shipping of household goods, Realtor fees and closing costs related to the sale of the Executive's current residence. The total amount of relocation expenses to be reimbursed to the Executive will not exceed $40,000.
                 (a)       Car Allowance.  The Executive will be paid a
                      car allowance of
                 ($575) per month.
                 Misc. Expense.  In connection with the Executive's
                      start of employment at Staff Builders, the
                      Executive will be paid a one time payment of
                      $18,000, on or before February 27, 1998.
                 Vacation.  The Executive shall be entitled to three
                      (3) weeks of paid vacation during each twelve
                      (12) month period of employment during the term.
                 Incentive Compensations.   The Executive is
                      entitled to participate in the TIP TOP Program.
                 Deferred Compensation.  The Executive is entitled
                      to participate in the Deferred Compensation
                      Program as described in the plan documents.
                 Employee Stock Purchase Plan.  The Executive is
                      entitled to participate in the Employee Stock Purchase Plan as described in the plan documents.

         5.      TERMINATION:  RIGHTS AND OBLIGATIONS UPON
TERMINATION.
                 If the Executive dies during the Term, then the
                      Executive's employment under this Agreement shall terminate. In such event, the Executive's estate shall be entitled only to compensation and expenses accrued and unpaid as at the date of the Executive's death.
                 (a)      If, as a result of the Executive's incapacity
                      due to physical or mental illness, whether or not job related, the Executive is absent from his duties hereunder for 90 consecutive days, or an aggregate of 120 days during the Term, the Executive's employment hereunder and this Agreement shall terminate. In such event, the Executive shall be entitled only to compensation and expenses accrued and unpaid as at the date of termination of the Executive's employment.
                 (b)      The Corporation shall have the right to
                      terminate the Executive's employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the Executive's employment if (i) the Executive assigns, pledges, or otherwise disposes of his rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the Executive fails to fulfill his obligations under this Agreement, has breached any of the terms or conditions hereof, has engaged in willful misconduct or has acted in bad faith; or
                      (iii) the Executive has breached Section 7 of this Agreement; or (iv) the Executive has committed a felony or perpetrated a fraud against the Corporation. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the Executive the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof.
                 In the event that at any time after a Change of
                      Control (as defined below) but prior to the end of twelve (12) months after such Change of Control, the Executive is discharged for any reason other than for Cause (as defined below)
                      or resigns for any reason (other than due to
                      termination for Cause), the Executive shall
                      begin to receive within thirty (30) days after such discharge or resignation a severance payment equal to 2.99 times the "average annual base salary" paid to him at the same rate of pay in effect at the date of the Change of
                      Control to be paid in weekly installments for
                      the three (3) year period following such
                      discharge or resignation. For the purposes of this Section 5, "average annual base salary" shall mean the average of Employee"s annual income in the nature of compensation payable by the Company and includible in gross income over the three most recent taxable years ending before the Change of Control.  Anything
                      contained herein to the contrary
                      notwithstanding, for a Change of Control
                      occurring before 2001, "average annual base
                      salary" shall be equal to the average salary
                      paid the employee as follows:
                                   Years Considered in Calculating
                      Year of Change in Control Average Base Salary
                          1998-1999                          1998
                          1999                               1998
                          2000                               1999
                          2001                               2000

                      A "Change of Control" shall be deemed to occur when a person, corporation, partnership, association or entity (exclusive of the currently contemplated reorganization) (x) acquires a majority of the outstanding voting securities of Staff Builders, Inc., a Delaware corporation ("SBD") or (y) acquires securities of the bearing a majority of voting power with respect to election of directors of SBD or (z) acquires all or substantially all of SBD's assets.
                 Notwithstanding anything to the contrary contained
                      herein, all payments owed to the Executive upon termination of this Agreement shall be subject to offset by the Corporation for amounts owed to the Corporation by the Executive hereunder or otherwise.
                 (a)      The obligations of the Corporation and the
                      Executive pursuant to this Section 5 shall survive the termination of this Agreement.

         6.      NOTICES.          Any written notice permitted or required
under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:
                          if to Staff Builders:
                                   Staff Builders, Inc.
                                   1983 Marcus Avenue
                                   Lake Success, New York 11042
                                   Attention:  Stephen Savitsky, President
                                              or
                          if to the Executive:
                                   Dale R. Clift
                                   2940 South Tamarac Street
                                   Denver, Colorado 80231

         Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.

         7.      CONFIDENTIALITY   OBLIGATIONS;  NON-COMPETITION BY
                 EXECUTIVE
                 The Executive acknowledges that in the course of performing his duties hereunder, he will be made privy to confidential and proprietary information. The Executive covenants and agrees that during the term of this Agreement and at any time after the termination of this Agreement, he will not directly or indirectly, for his own account or as anemployee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, disclose to others or use for his own benefit or cause or induce others to do the same, any proprietary or confidential information or trade secrets of Staff Builders, including but not limited to, any matters concerning the business of Staff Builders.
                 (b)      The Executive agrees that, during the term
                      hereof and for six (6) months following the termination hereof, he will not, within the United States (A) compete, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, with the home health care or supplemental staffing business conducted by Staff Builders; or
                      (B) during the term hereof and for one (1) year following the termination hereof directly or indirectly solicit, recruit or hire any employee of Staff Builders to leave the employ of Staff Builders; or (C) solicit any client or customer of Staff Builders to terminate or modify its business relationship with Staff Builders.

                 (c)      The foregoing restrictions on the Executive
                      set forth in this Section 7 shall be operative for the benefit of Staff Builders and of any business owned or controlled by Staff Builders, or any successor or assign of any of the foregoing.
                 (d)      Executive acknowledges that the restricted
                      period of time and geographical area specified in this Section 7 is reasonable, in view of the nature of the business in which Staff Builders is engaged and the Executive's knowledge of Staff Builders' business. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified in this Section
                      7 should be determined to be unreasonable in a judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.
                 (e)      The parties acknowledge that any breach of
                      this Section 7 will cause Staff Builders irreparable harm for which there is no adequate remedy at law, and as a result of this, Staff Builders shall be entitled to the issuance of an injunction, restraining order or other equitable relief in favor of Staff Builders restraining Executive from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Staff Builders may have at law or in equity.
                 (f)      For purposes of this Section 7, the term
                      "Staff Builders" shall refer to the Corporation and all of its parents, subsidiaries and affiliated corporations.

         8. JURISDICTION. The Executive consents to the jurisdiction of the Supreme Court of the State of New York or of any Federal Court in the City of New York for a determination of any dispute as to any matters whatsoever arising out of or in any way connected with this Agreement and authorizes the service of process on him by registered mail sent to him at his address shown on the records of Staff Builders.

         9.      HANDBOOK GROUP INSURANCE PROGRAM BOOKLET.   The
Executive acknowledges receipt of Staff Builders Employee
Handbook and Group Insurance Program booklet (together, the
"Handbook"). The terms of the Handbook are incorporated herein by reference.

         10. STOCK OPTIONS. The Executive will be granted stock options to purchase 250,000 shares of Staff Builders, Inc.
(Delaware) stock, which will be issued and will vest in accordance with the terms of an Option Agreement between the Executive and the Corporation.

         11. BINDING EFFECT. This Agreement shall bind and inure to the benefit of Staff Builders, its successors and assigns and shall inure to the benefit of, and be binding upon, the Executive, his heirs, executors and legal representatives.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision, or any part thereof.

         13.     APPLICABLE LAW.   This Agreement shall be governed
by and construed in accordance with the laws of the State of New York.

         14.     ENTIRE AGREEMENT.   This Agreement constitutes the
entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.

         15. MODIFICATION, TERMINATION OR WAIVER. This Agreement may only be amended or modified by a written instrument executed by the parties hereto. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.

         IN WITNESS WHEREOF, Staff Builders and the Executive have executed this Employment Agreement as of the date first above written.


                          STAFF BUILDERS, INC.

                          By:      /s/Stephen Savitsky
                                    Stephen Savitsky, CEO



                          By:      /s/ Dale R. Clift
                                   Dale R. Clift